Exhibit 2.1b

STATE OF WYOMING

Office of the Secretary of State

I, MAX MAXFIELD, Secretary of State of the State of Wyoming, do hereby certify that

BIOFLAMEX CORPORATION

a corporation originally organized under the laws of Nevada on August 25, 2004, did on February 20, 2013 apply for a Certificate of Domestication and filed Articles of Domestication in the office of the Secretary of State of Wyoming.

Max Maxfield, WY Secretary of State

FILED: 02/20/2013 11:23 AM

ID: 2013-000638349

APPLICATION FOR CERTIFICATE

ARTICLES OF DOMESTICATION

OF

BIOFLAMEX CORPORATION

Pursuant to W.S. 17-16-1702 of the Wyoming Business Corporation Act, the undersigned hereby applies for a Certificate of Domestication and for that purpose hereby submits Articles of Domestication.

FIRST	The name of the corporation is: BIOFLAMEX CORPORATION

SECOND	The laws in which it was incorporated under: Nevada

THIRD	The date of its incorporation is: August 25, 2004

FOURTH	The Corporation is to have perpetual existence.

FIFTH	The address of its principal office is:
1712 Pioneer Ave. Suite 100
Cheyenne, WY 82001

SIXTH	The mailing address where correspondence and annual reports can be sent:
1712 Pioneer Ave. Suite 100
Cheyenne, WY 82001

SEVENTH	The registered agent for this corporation shall be:

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Corporate Agents, LLC

The address of said agent, and, the registered or statutory address of this corporation in the state of Wyoming, shall be:

1712 Pioneer Ave. Suite 100

Cheyenne, WY 82001

EIGHTH	The purpose or purposes of the corporation which it proposes to pursue in the transaction of business in this state:

(A) To do all things necessary or convenient to carry out its business and affairs, including without limitation power to:

(B)  Sue and be sued, complain and defend in its corporate name;

(C) Have a corporate seal, which may be altered at will, and to use it, or a facsimile of it, by impressing or affixing it or in any other manner reproducing it;

(D) Make and amend bylaws, not inconsistent with its articles of incorporation or with the laws of this state, for managing the business and regulating the affairs of the corporation;

(E) Purchase, receive, lease, or otherwise acquire, and own, hold, improve, use, and otherwise deal with, real or personal property, or any legal or equitable interest in property, wherever located;

(F) Sell, convey, mortgage, pledge, lease, exchange, and otherwise dispose of all or any part of its property;

(G) Purchase, receive, subscribe for, or otherwise acquire; own, hold, vote, use, sell, mortgage, lend, pledge, or otherwise dispose of; and deal in and with shares or other interests in, or obligations of, any other entity;

(H) Make contracts and guarantees, incur liabilities, borrow money, issue its notes, bonds, and other obligations which may be convertible into or include the option to purchase other securities of the corporation, and secure any of its obligations by mortgage or pledge of any of its property, franchises, or income;

(I) Lend money, invest and reinvest its funds, and receive and hold real and personal property as security for repayment;

(J) Be a promoter, partner, member, associate, or manager of any partnership, joint venture, trust, or other entity;

(K) Conduct its business, locate offices, and exercise the powers granted by this act within or without this state;

(L) Elect directors and appoint officers, employees, and agents of the corporation, define their duties, fix their compensation, and lend them money and credit;

(M) Pay pensions and establish pension plans, pension trusts, profit sharing plans, share bonus plans, share option plans, and benefit or incentive plans for any or all of its current or former directors, officers, employees, and agents;

(N) Make donations for the public welfare or for charitable, scientific, or educational purposes;

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(O) Transact any lawful business; and

(P) Make payments or donations, or do any other act, not inconsistent with law, that furthers the business and affairs of the corporation.

NINTH	The names and respective addresses of its officers and directors are:

President: Kristian Schiorring 1712 Pioneer Ave. Suite 100, Cheyenne, WY 82001

TENTH	The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

Number of Shares 75,000,000
Class Common
Series
Par Value per Share $.0001

ELEVENTH	The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

Number of Shares
Class
Series
Par Value per Share

TWELFTH	The Corporation accepts the Constitution of this state in compliance with the requirements of Article 10, Section 5 of the Wyoming Constitution.

Dated this 19th day of February, 2013

/s/ Alicia Madrid

Alicia Madrid, Corporate Agents, LLC, Registered Agent

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CONSENT TO APPOINTMENT

BY REGISTERED AGENT

I, Corporate Agents, LLC, voluntarily consent to serve as the registered agent for BIOFLAMEX CORPORATION on the date shown below.

The registered agent certifies that he is: (check one)

(a) An individual who resides in this state and whose business office is identical with the registered office;

(b) domestic corporation or not-for-profit domestic corporation whose business office is identical with the registered office; or

(c) A foreign corporation or not-for-profit foreign corporation authorized to transact business in this state whose business office is identical with the registered office.

Dated this 19th day of January, 2013

/s/ Alicia Madrid

Alicia Madrid, Corporate Agents, LLC, Registered Agent

tax@wyomingcompany.com

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Max Maxfield, WY Secretary of State
FILED: 03/18/2013 04:03 PM
Original ID: 2013-000638349
Amendment ID: 2013-001474849

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Profit Corporation

Articles of Amendment

1.  Corporation name:

Bioflamex Corporation

2.  Article(s) IV is amended as follows:

The number of shares the company is authorized to issue is 9,002,000,000 (9 Billion 2 million) at a par value of .0001 Breakdown of class of shares shall be : 9,000,000,000 common par value .00001, Preferred A Share 500,000 par value .00001, Preferred B Share 1,500,000 par value .0001 the preferred stock will have the rights as designated as outlined in Attachment A Designation of Preferred Stock of Bioflamex Corporation

3.  If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

_______________________________________

4. The amendment was adopted on	02/25/2013 (Date - mm/dd/yyyy)

5.  If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

This amendment has the majority shareholder approval and a Shareholder resolutions

OR

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If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

_______________________________________

Signature: /s/ Kristian Schiorring                           Date: 03/13/2013)

Print Name: Kristian Schiorring                                  (mm/dd/yyyy)

Title: CEO

Contact Person: Wayne Bailey

Daytime Phone Number: (801) 558-9646                Email: wbvalley@me.com

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STATE OF WYOMING

CERTIFICATE OF DESIGNATIONS
AND
AMENDMENT TO THE
BYLAWS
OF
Bioflamex Corporation

Pursuant to Article XIII of the Bylaws, the following action is taken and approved by the Board of Directors of Bioflamex Corporation. by unanimous written consent as if a meeting had been properly called and held and all the directors were present at the meeting and voted in favor of such action:

All of the Directors of Bioflamex Corporation have unanimously approved the following amendment to the Bylaws of this corporation:

ARTICLE VII., SECTION 11. Is added as follows, and ARTICLE VII.,
SECTIONS 12. and 13. are added as follows:

ARTICLE VII., SECTION 11.

CERTIFICATE OF DESIGNATION, SERIES A PREFERRED STOCK

11.1 DESIGNATION.     This class of stock of this corporation shall be named and designated "Series A Preferred Stock". It shall have 500,000 shares authorized at $0.00001 par value per share.

11.2 CONVERSION RIGHTS.

a.       If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which equals four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of conversion, plus ii) the total number of shares of Series B Stocks which are issued and outstanding at the time of conversion.

a.         Each individual share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock

[four times the sum of: {all shares of Common Stock and issued and outstanding at the time of conversion + all shares of Series B Preferred Stocks issued and outstanding at time of conversion

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divided by:

[the number of shares of Series A Preferred Stock issued and outstanding at the time of conversion]

11.3 ISSUANCE.       Shares of Preferred Stock may only be issued in exchange for the partial or full retirement of debt held by Management, employees or consultants, or as directed by a majority vote of the Board of Directors. The number of Shares of Preferred Stock to be issued to each qualified person (member of Management, employee or consultant) holding a Note shall be determined by the following formula:

For retirement of debt:

n

Sxi	number of shares of Series A Preferred Stock to be issued
i = 1

where X1 + X2 + X3       represent the discrete notes and other obligations owed the lender (holder), which are being retired.

11.4 VOTING RIGHTS.

a.              If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of Series B Preferred Stocks which are issued and outstanding at the time of voting.

b.              Each individual share of Series A Preferred Stock shall have the voting rights equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of voting + all shares of Series B Preferred Stocks issued and outstanding at time of voting} ]

divided by:

[the number of shares of Series A Preferred Stock issued and outstanding at the time of voting]

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ARTICLE VII., SECTION 12.

CERTIFICATE OF DESIGNATIONS, PREFERENCES,

RIGHTS AND LIMITATIONS

OF SERIES B PREFERRED STOCK

12.1. DESIGNATION AND NUMBER OF SHARES.       1,500,000 shares of Series B Preferred Stock, par value $0.00001 per share (the "Preferred Stock"), are authorized pursuant to Article IV of the Corporation's Amended Certificate of Incorporation (the "Series B Preferred Stock" or "Series B Preferred Shares").

12.2. DIVIDENDS.       The holders of Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

12.3. LIQUIDATION RIGHTS.       Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series B Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series B Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series B Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

12.4. CONVERSION AND ANTI-DILUTION.

(a) Each share of Series B Preferred Stock shall be convertible, at any time, and/or from time to time, into the number of shares of the Corporation's common stock, par value $0.001 per share (the "Common Stock") equal to the price of the Series B Preferred Stock as stated in 11.6 of the Bylaws, divided by the par value of the Common Stock, subject to adjustment as may be determined by the Board of Directors from time to time (the "Conversion Rate"). For example, assuming a $2 price per share of Series B Preferred Stock, and a par value of $0.001 per share for Common Stock, each share of Series B Preferred Stock would be convertible into 2,000 shares of Common Stock. Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series B Preferred Stock of the holder's intention to convert the shares of Series B Stock, together with the holder's stock certificate or certificates evidencing the Series B Preferred Stock to be converted.

(b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series B Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

All shares of Common Stock delivered upon conversion of the Series B Preferred Shares as provided herein shall be duly and validly issued and fully paid and nonassessable. Effective as of the Conversion Date, such converted Series B Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(c)  The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series B Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to satisfy such holder of shares of Series B submitting such conversion notice.

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(d) Shares of Series B Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established in Section 11.4(a) prior to the reverse split. The conversion rate of shares of Series B Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

12.5 VOTING RIGHTS.       Each share of Series B Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Company.

12.6 PRICE.

(a) The initial price of each share of Series B Preferred Stock shall be $2.50.

(b) The price of each share of Series B Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

12.7 LOCK-UP RESTRICTIONS ON CONVERSION.       Shares of Series B Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

That thereafter, pursuant to resolution of its Board of Directors, a special meeting of said corporation was duly called and held upon notice in accordance with Wyoming Revised Statutes at which meeting the necessary number of shares required by statute were voted in favor of the Certificate of Designations.

That said Certificate of Designations was duly adopted in accordance with the provisions of the Wyoming Revised Statutes.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 25th Day of February, 2013.

By: Kristian Schiorring, Director	/s/ Kristian Chiorring

Adopted this 25 day of February, 2013 by all the Directors of the corporation.

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Max Maxfield, WY Secretary of State
FILED: 07/25/2014 8:35 AM
Original ID: 2013-000638349
Amendment ID: 2013-001638202

Wyoming Secretary of State

State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Profit Corporation

Articles of Amendment

1.  Corporation name:

Bioflamex Corporation

2.  Article(s) IV is amended as follows:

WHEREAS, the Board of Directors of the Company has approved a proposal to perform a reverse stock split of the common stock of the Company at a ratio of 100:1 (the “Reverse Split”);

3.  If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

_____________________________________

4. The amendment was adopted on	(Date - mm/dd/yyyy)

5.  If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

_____________________________________

OR

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If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

WHEREAS,the undersigned majority shareholders believe it is in the best interest of the corporation to authorize and approve the Reverse Split;

Signature: /s/ Kristian Schiorring                        Date: 07-09-2014

Print Name: Kristian Schiorring                          (mm/dd/yyyy)

Title: CEO

Contact Person:

Daytime Phone Number: (801) 558-9646                Email: wbvalley@me.com

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Max Maxfield, WY Secretary of State
FILED: 08/07/2019 01:48 PM
Original ID: 2013-000638349
Amendment ID: 2019-002603270

Wyoming Secretary of State

State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Profit Corporation

Articles of Amendment

1.  Corporation name:

Canamed4pets,Inc.

2.  Article(s) IV is amended as follows:

The total number of shares the company is authorized to issue shall be 4,000,000,000.

The total number of Common Shares the company is authorized to issue shall be 3,998,000,000 shares with a par value of .0001.

The total number of Series A Preferred Shares shall remain unchanged with 500,000 shares authorized with a par value of .00001.

The total number of Series B Preferred Shares shall remain unchanged with 1,500,000 shares authorized with a par value of .00001.

3.  If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

_____________________________________

4. The amendment was adopted on	07/20/2019 (Date - mm/dd/yyyy)

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5. Approval of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.)

☑	Shares were not issued and the board of directors or incorporators have adopted the amendment.

OR

☐	Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17-16-1005.

OR

☐	Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17-16-1003.

Signature: /s/ Jason Black	Date: 07/22/19

Printed Name: Jason Black	Contact Person: Jason Black

Title: President/CEO	770-866-6250

Email: cannamericanholdings@gmail.com

(Email provided will receive annul report, reminders and filing evidence) *May list multiple email addresses

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Canamed4Pets, Inc.

(the "company")

Special Meeting of the Board of Directors

Pursuant to Articles IV and X of the by-laws of the articles of incorporation of Canamed4Pets, Inc. a Wyoming company, the Board of Directors by way of written consent of the board hereby resolves, by unanimous approval of the board, the following amendments:

CHANGE IN CAPITAL STRUCTURE

Be it resolved:

The total number of shares the company is authorized to issue shall be 4,000,000,000 (four billion) shares.

The total number of Common Shares the company is authorized to issue shall be 3,998,000,000 (three billion nine hundred ninety eight million) shares with a par value of .0001.

The total number of Series A Preferred Shares shall remain unchanged with 500,000 (five hundred thousand) shares authorized at a par value of .00001.

The total number of Series B Preferred Shares shall remain unchanged with 1,500,000 (one million five hundred thousand) shares authorized at a par value of .00001

July 20, 2019

/s/ Jason Black
Jason Black - President/CEO

/s/Jared Helmick

Jared Helmick

Notary Public

Gilmer County, Georgia

Expires May 7, 2023

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WY Secretary of State
FILED: 08/14/2019 11:01 AM
Original ID: 2013-000638349
Amendment ID: 2019-002609340

Wyoming Secretary of State

State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Profit Corporation

Articles of Amendment

1.  Corporation name:

Canamed4pets,Inc.

2.  Article(s) IV is amended as follows:

The total number of shares the company is authorized to issue shall be 4,000,000,000 (four billion) shares.

The total number of Common Shares the company is authorized to issue shall be 3,998,000,000 (three billion nine hundred ninety eight million) shares with a par value of .0001.

The total number of Series A Preferred Shares shall remain unchanged with 500,000 (five hundred thousand) shares authorized at a par value of .00001.

The total number of Series B Preferred Shares shall remain unchanged with 1,500,000 (one million five hundred thousand) shares authorized at a par value of .00001

3.  If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

___None______________________________

4. The amendment was adopted on	07/20/2019 (Date - mm/dd/yyyy)

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5. Approval of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.)

☐	Shares were not issued and the board of directors or incorporators have adopted the amendment.

OR

☑	Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17-16-1005.

OR

☐	Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17-16-1003.

Signature: /s/ Jason Black	Date: 08/05/19

Printed Name: Jason Black	Contact Person: Jason Black

Title: President/CEO	770-866-6250

Email: cannamericanholdings@gmail.com

(Email provided will receive annul report, reminders and filing evidence) *May list multiple email addresses

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